Power of Attorney


STATE OF MICHIGAN    )
				 )  SS
COUNTY
OF
WAYNE	 )

    KNOW ALL BY THESE PRESENTS that I, Charles W.
Pryor, Jr.,
do hereby constitute and appoint Sandra K. Ennis, Thomas A.
Hughes, Bruce
D. Peterson, Susan E. Riske and Teresa M. Sebastian, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange
Commission Forms 3, 4 and 5
and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.


This Power of Attorney is in full force
and effect until revoked by the
undersigned in a signed writing delivered to such attorney-in-fact.


IN WITNESS THEREOF, I have hereto
set my hand this 28th day of April, 2005.


					 /s/Charles W.
Pryor, Jr.
					 Charles W. Pryor, Jr.



Witnesses:


/s/Bonita E. McCree
Bonita E. McCree

/s/Sharon
L. Sabat

Sharon L. Sabat

STATE OF MICHIGAN    )
				 )  SS

COUNTY
OF WAYNE	 )

On this 28th day of April, 2005, before me personally appeared Charles W. Pryor, Jr., to me known to be the person described who executed the foregoing Power of Attorney.


Subscribed and
sworn to before me
		    the 28th day of April, 2005.



/s/Nancy K. Steck
		    Nancy K. Steck
		    Notary Public -
Macomb
County
		    Acting in Wayne County
		    My Commission Expires:

5-14-2006